Exhibit 10.1

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

FIRST AMENDMENT TO OFFICE LEASE

THIS FIRST AMENDMENT TO OFFICE LEASE (this “First Amendment”),

dated as of August 14, 2020 (the “Effective Date”), is entered into by and between CSHV PEN FACTORY, LLC, a Delaware limited liability company (“Landlord”), and GOODRX, a Delaware corporation (“Tenant”), with reference to the following:

R E C I T A L S

A.
WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September [undated], 2019 (the “Lease”), for the lease of certain premises (the “Premises”) consisting of approximately 73,869 rentable square feet located on the ground floor and mezzanine level of that certain building (the “Building”) with an address of 2701 Olympic Boulevard, West Building, Santa Monica, California 90404, commonly known and identified as “Pen Factory”, as more particularly described in the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this First Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

B.
WHEREAS, Landlord and Tenant desire by this First Amendment to amend the Lease in order to (a) establish the Commencement Date, (b) resolve certain disputes regarding the condition of the Base Building and costs related to the Tenant Improvements, and
(c)
further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T

1.
Dispute. Landlord delivered the Premises to Tenant on September 16, 2019. During the construction of the Tenant Improvements, Tenant made certain claims (including, without limitation, as set forth in correspondence from Tenant to Landlord dated May 20, 2020 and June 1, 2020) regarding certain aspects of the Premises, the Project and the Base Building, including, without limitation, claims pursuant to Section 1.3 of the Tenant Work Letter (the “Work Letter”) attached to the Lease as Exhibit B (collectively, the “Base Building Claims”), and Tenant submitted a claim to Landlord regarding certain reimbursable costs arising from and associated with the Base Building Claims pursuant to Section 6.9 of the Work Letter (the “Reimbursement Claim” and, together with the Base Building Claims, collectively, the “Aggregate Claims”). Landlord and Tenant have agreed to resolve the Aggregate Claims by agreeing to the “Commencement Date Adjustment” and the “Release” described below.

2.
Establishment of Commencement Date. In accordance with Section 7.2 of the Summary, the Lease Commencement Date was contemplated to be the date which is 270 days following the Delivery Date. Based on Landlord’s delivery of the Premises on September

1

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16, 2019, the Lease Commencement Date would have been June 12, 2020. However, Landlord has agreed to delay the Lease Commencement Date to July 1, 2020 (the “Commencement Date Adjustment”) in exchange for the Release.

3.
Release. For valuable consideration and the mutual covenants and agreements contained herein, effective as of the Effective Date, Tenant, on behalf of itself and its affiliated companies, consultants, fiduciaries, agents, servants, employees, partners, shareholders, members, predecessors, advisors, managers, trustees, ancillary trustees, beneficiaries, representatives, officers, directors, attorneys, guarantors, successors and assigns (collectively and severally, the “Affiliated Entities”), hereby fully and forever releases and discharges Landlord and its Affiliated Entities (including, without limitation, LaSalle Investment Management, Inc., “CALSTRS” (as defined below), and all persons and entities acting by, through, under or in concert with them, or any of them, of and from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”), known or unknown, fixed or contingent, at law or in equity, by reason of, arising out of, based upon or relating to any matter, cause or thing whatsoever (including, without limitation, based on negligence or strict liability) occurring on or prior to the Effective Date, which Tenant now has or may hereafter have against Landlord, its Affiliated Entities, or any of them, including, without limitation, in any way arising or resulting from or in connection with or related to (a) the Lease, the Project or the Premises or the condition of any portion thereof (including, by way of example only and without limitation, any non-compliance with applicable Laws, regarding any non-compliance of the Base Building with any applicable Laws, and the Base Building Claims), (b) any Landlord Delay resulting from the Aggregate Claims, and (c) any amounts due from Landlord pursuant to Section 6.9 of the Work Letter, including, without limitation, with respect to the Reimbursement Claim (collectively, the “Release”). Notwithstanding the foregoing, Landlord and Tenant agree that, subject to Sections 5 and 6 below, the Release does not include a waiver or release of any of Landlord’s ongoing maintenance and repair obligations under the Lease, including, without limitation, pursuant to Section 5.2.2.2 of the Lease, the last sentence of Section 6.1.5 of the Lease, or Articles 7, 11 or 22 of the Lease (collectively, the “Landlord Ongoing Obligations”).

Tenant acknowledges that it is familiar with and understands California Civil Code Section 1542, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

Tenant hereby waives and relinquishes every right or benefit that it has or may have under California Civil Code Section 1542 to the full extent that it may lawfully waive such right or benefit. In connection with such waiver and relinquishment, Tenant acknowledges that it may discover facts in addition to or different from those that it knows or believes to be true with

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respect to the subject matter of this First Amendment and/or the waiver(s) set forth herein, but that it is Tenant’s intention hereby to fully, finally and forever waive and release all Claims, known or unknown, suspected or unsuspected, that may exist or heretofore have existed or that may come into existence hereinafter with respect to such Claims, as well as any and all other Claims and/or matters covered herein or contemplated hereby. The releases given in this Section shall be and remain in effect as full and complete releases notwithstanding the discovery or existence of any such additional or different facts. Tenant acknowledges and agrees that it has been represented by legal counsel of its choice in connection with this First Amendment, and that such counsel has explained to Tenant the provisions of this Section. By initialing below, Tenant confirms it has agreed to the provisions of this Section.

Tenant’s initials: /s/ TB /s/ DH

4.
Notices to Landlord/Rent Payments. Until such time as Landlord delivers written notice to Tenant of any change to any such address, Landlord’s addresses for any Notices, and Landlord’s address for any Rent payment, shall be as follows:

(a)
Landlord’s Notice Address:

c/o LaSalle Investment Management, Inc. 333 W. Wacker Drive, Suite 2300

Chicago, Illinois 60606 Attention: [***]

Email: [***]

with a copy to:

[***]

and a copy to:

CSHV Pen Factory, LLC

c/o Lincoln Property Company 915 Wilshire Blvd., Suite 2050 Los Angeles, CA 90017

Attn: Property Manager

(b)
Landlord’s Rent Payment Address:

Payable to: CSHV Pen Factory, LLC if paid by mail, then to:

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CSHV Pen Factory, LLC

c/o Lincoln Property Company 915 Wilshire Blvd., Suite 2050 Los Angeles, CA 90017

Attn: Property Manager if paid by wire, then to:

[***]

5.
Condition of Premises. Subject to Landlord’s representations and the Landlord Ongoing Obligations (but specifically excluding Section 6.9 of the Work Letter), Tenant acknowledges that, as of the Effective Date, (a) it is familiar with the condition of the Premises, (b) it accepts the Premises in its “as-is, where-is and with all faults” condition without improvement or allowance, subject to the work that Landlord has agreed to perform at its sole cost and expense as outlined on Schedule 1 attached hereto (collectively, the “Schedule 1 Items”), and (c) Landlord has made no representation or warranty regarding the condition of the Premises or the suitability thereof for Tenant’s business.

6.
Tenant’s and Landlord’s Estoppels. Tenant hereby certifies and acknowledges that, as of the Effective Date, and conditioned on the mutual execution and delivery of this Agreement and subject to the Landlord Ongoing Obligations, (a) to Tenant’s actual knowledge without duty of investigation or inquiry, Landlord is not in default under the Lease; (b) all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied; (c) Tenant has not delivered any notice to Landlord regarding a default by Landlord under the Lease which remains uncured; (d) to Tenant’s actual knowledge without duty of investigation or inquiry, there are no offsets against Rent; (e) Tenant has delivered to Landlord the L-C in the amount of $9,000,000.00; (f) all improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease (with the exception of the Schedule 1 Items) and has been accepted by Tenant; and (g) to Tenant’s actual knowledge without duty of investigation or inquiry, there is no Landlord Delay or Force Majeure Delay or any event which, but for the delivery of notice or passage of time, would constitute a Landlord Delay or Force Majeure Delay, as set forth in Section 5.1 of the Work Letter. Tenant acknowledges and agrees that: (i) the representations herein set forth constitute a material consideration to Landlord in entering into this First Amendment; (ii) such representations are being made by Tenant for purposes of inducing Landlord to enter into this First Amendment; and (iii) Landlord is relying on such representations in entering into this First Amendment. “Tenant’s actual knowledge without duty of investigation or inquiry” shall mean and refer to the actual knowledge without investigation or inquiry of Andrew Barrett-Weiss, the Workplace Experience Manager for Tenant, and, as of the Effective Date, Tenant hereby represents and warrants to Landlord that Andrew Barrett-Weiss is the Workplace Experience Manager for Tenant and has a job description that requires knowledge of
7.

matters and information related to the Lease. Landlord hereby certifies and acknowledges that, as of the Effective Date, and conditioned on the mutual execution and delivery of this Agreement and subject to Tenant’s ongoing obligations under the Lease, (A) to Landlord’s actual knowledge without duty of investigation or inquiry, Tenant is not in default under the Lease; (B) Landlord has not delivered any notice to Tenant regarding a default by Tenant under the Lease which remains uncured, and (C) Landlord is holding the L-C in the amount of $9,000,000.00. As used in this First Amendment, “Landlord’s actual knowledge without duty of investigation or inquiry” shall mean and refer to the actual knowledge without investigation or inquiry of Amy Xu, the asset manager

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of the Building, and, as of the Effective Date, Landlord hereby represents and warrants to Tenant that Amy Xu is the asset manager of the Building and has a job description that requires knowledge of matters and information related to the Lease.

8.
Brokers. Landlord and Tenant each hereby represents and warrants to the other that it has not entered into any agreement or taken any other action that might result in any obligation on the part of Landlord or Tenant to pay any brokerage commission, finder’s fee or other compensation with respect to this First Amendment, and each agrees to protect, defend, indemnify and hold the other harmless from and against any and all Claims in any way arising or resulting from or in connection with or related to any breach or inaccuracy of such representation and warranty made by such indemnifying party.

9.
Landlord’s Limitation of Liability. The terms and provisions of Section

26.14 of the Lease are expressly incorporated herein by reference.

10.
Exculpation.

(c)
Landlord’s Exculpation; LaSalle Investment Management as Signatory. This First Amendment is being executed by LaSalle Investment Management, Inc. (“LaSalle”) as investment manager for California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California (“CALSTRS”), the sole member of Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord or CALSTRS shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with the Lease or any other document or instrument heretofore or hereafter executed in connection with the Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by applicable Laws or in any other contract, agreement or instrument. Tenant further acknowledges that LaSalle has entered into this First Amendment as investment manager to CALSTRS, the sole member of Landlord, and Tenant agrees that all persons dealing with LaSalle must look solely to Landlord for the enforcement of any Claims arising under the Lease (subject to the limitations upon Landlord’s liability set forth above), as neither LaSalle nor any of its affiliated entities nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability
(d)

company, or other liability for any of the obligations entered into by LaSalle as investment manager for CALSTRS, the sole member of Landlord.

(e)
Tenant’s Exculpation. No present or future officer, director, shareholder, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Tenant or any of Tenant’s affiliates shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, shareholder, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent, under or in connection with the Lease or any other document or instrument heretofore or hereafter executed in connection with the Lease. Landlord hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section 9(b) are in addition to, and not in limitation of, any limitation on liability applicable to Tenant provided by applicable Laws or in any other contract, agreement or instrument.

11.
Acknowledgement, Representation and Warranty Regarding Prohibited Transactions. Tenant acknowledges that Landlord is wholly owned by CALSTRS, a unit of the California Government Operations Agency established pursuant to Title 1, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”). As a result, Tenant acknowledges that CALSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”,

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“beneficiary” or “participant” (as those terms are defined or used in the Education Code). In addition, Tenant acknowledges that certain restrictions under the Internal Revenue Code, 26 U.S.C. Section 1, et seq. (the “Code”) may apply to distributions made by CALSTRS to its members, beneficiaries and participants. Accordingly, Tenant represents and warrants to Landlord and CALSTRS that (a) Tenant is neither an employer, employing agency, member, beneficiary or participant; (b) Tenant has not made any contribution or contributions to Landlord or CALSTRS; (c) neither an employer, employing agency, member, beneficiary nor participant, nor any person who has made any contribution to Landlord or CALSTRS, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither Landlord, CALSTRS, LaSalle, their affiliates, related entities, agents, officers, directors or employees, nor any CALSTRS board member, employee or internal investment contractor thereof or therefor (collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with, Tenant or any person or entity affiliated with Tenant, relating to the transactions contemplated by this First Amendment except as expressly set forth in this First Amendment; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

12.
Miscellaneous. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease. Except as specifically amended in this First Amendment, the Lease is and shall remain in full force and effect according to the terms thereof (including, without limitation, with respect to Section 22 of the Lease, which the parties specifically acknowledge shall apply with respect to this First Amendment with the same force and effect as if fully incorporated into and written for this First Amendment). In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this
13.

First Amendment shall control. The headings to sections of this First Amendment are for convenient reference only and shall not be used in interpreting this First Amendment. This First Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an electronically executed signature page hereof by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall specifically be deemed as effective as delivery of a manually executed signature page hereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this First Amendment as of the date first above written.

“LANDLORD”:

CSHV PEN FACTORY, LLC,

a Delaware limited liability company

By: California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California, its sole member

By: LaSalle Investment Management, Inc. Its: Investment Manager

By: /s/ Amy Xu Authorized Signatory

“TENANT”:

GOODRX, INC.,

a Delaware corporation

By: /s/ Doug Hirsch

Name: Its:

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Doug Hirsch

Co- CEO

By: _ /s/ Trevor Bezdek

Name: Its:

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Trevor Bezdek Co-CEO

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